Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:                Corporation:
Photon Dynamics, Inc.
So-Yeon Jeong
Vice President, Investor Relations and Marketing Communications
(408) 360-3084
soyeon.jeong@photondynamics.com

PHOTON DYNAMICS REPORTS FISCAL 2008 FIRST QUARTER RESULTS

SAN JOSE, California, February 7,  2008 — Photon Dynamics, Inc. (NASDAQ: PHTN), a global supplier utilizing advanced digital imaging technology for Liquid Crystal Display (LCD) yield enhancement systems and high performance digital imaging systems for defense, surveillance, industrial inspection and medical imaging applications, today reported financial results for the first quarter of fiscal year 2008, ended December 31, 2007.

Revenue for the first quarter of fiscal 2008 was $16.2 million, compared to fourth quarter fiscal 2007 revenue of $24.5 million. Net loss for the first quarter was $8.2 million or $0.46 loss per share, compared to fourth quarter net loss of $3.4 million or $0.20 loss per share.

Net loss for the first quarter of fiscal 2008 includes $2.5 million in charges, as follows:

•	Stock-based employee compensation expense of $0.3 million

•	Gain on sales of fixed assets of $50K

•	Amortization of intangible assets of $0.9 million

•	Restatement related expenses of $1.4 million

First quarter non-GAAP net loss was $5.7 million or $0.31 loss per share, compared to fourth quarter non-GAAP net income of $0.3 million or $0.02 earnings per diluted share. A reconciliation of these non-GAAP measures is provided after the GAAP financial statements below.

Bookings for the first quarter of fiscal 2008 were $64.5 million, and the Company posted a shippable backlog of $95.3 million at the end of December 2007. The Company noted that bookings and backlog are not necessarily indicative of future revenue and that historically bookings have fluctuated on a quarter-to-quarter basis. These fluctuations in bookings may continue in the future.

The Company's cash, cash equivalents and short-term investments were $70.5 million as of December 31, 2007.

Commenting on the results for the quarter, Jeffrey Hawthorne, Photon Dynamics’ president and chief executive officer, said, “The drop in revenue for the December quarter reflects the adverse conditions of the flat panel display market in the first half of calendar 2007. In fiscal 2008, the outlook in the flat panel display market is improving: Panel demand continues to be strong, panel pricing has firmed, and customers are responding by adding capacity as evidenced by our record bookings for the quarter.”

Hawthorne continued, “Against the backdrop of an improving flat panel display market, we continue to execute on our three key strategic initiatives designed to enhance the competitiveness of our FPD business, drive to sustainable profitability and engage in diversified new business development. Our bookings in the quarter reflect our competitive strength. The recent outsourcing agreement with UCT is a critical element of our move to sustainable profitability and we are executing on our new growth business initiative with key contract wins in the imaging system business. We are making good progress and will continue to focus on executing in these areas.”

Company Projections for Fiscal Year 2008 Second Quarter
The Company estimates revenue for the second quarter of fiscal 2008 to be between $36.0 and $38.0 million, with a loss per share of $0.11 and $0.05.

Information Regarding Non-GAAP Financial Measures
Photon Dynamics provides non-GAAP net income and non-GAAP earnings per share data as additional information for its operating results. These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Company cautions that non-GAAP results are not intended as a substitute for GAAP results. Photon Dynamics' non-GAAP net income or loss and non-GAAP earnings per diluted share exclude the effect of SFAS 123 (R), gain or loss on sale of fixed assets, acquired in-process research and development, amortization of intangible assets, and restatement related expenses. Because SFAS 123 (R) is a material, non-cash item Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that impact the overall comparability Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance.

First Quarter Earnings Conference Call
The Company will host a quarterly conference call today at 4:30 pm EST. To access the conference call in the U.S. or Canada, dial (800) 366-7417. For all international calls, dial (303) 275-2170.

A digital replay will be available on Photon Dynamics' website at www.photondynamics.com under 'presentation/conference call' in the 'investors' section of the website two hours after the conclusion of the conference until such time as Photon Dynamics issues a press release announcing its second quarter fiscal 2008 financial results.

You may access the telephone replay by dialing (800) 405-2236 or (303) 590-3000 and entering access code 11108184.

About Photon Dynamics, Inc.
Photon Dynamics, Inc. is a global supplier utilizing advanced machine vision technology for market leading Liquid Crystal Display (LCD) flat panel display test and repair systems and for high performance digital imaging systems for defense, surveillance, industrial inspection and medical imaging applications. For more information about Photon Dynamics (NASDAQ: PHTN), visit its website at www.photondynamics.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as PDI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These forward-looking statements are based on current expectations on the date of this press release and involve a number of uncertainties and risks including but not limited to: Our ability to  sustain profitability through our outsourcing strategies, execution of our diversification strategy may not succeed, and  those risks and uncertainties described in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations under the caption "Factors Affecting Operating Results" in Photon Dynamics' Annual Report on Form 10-K for the year ended September 30, 2007 as filed with the Securities and Exchange Commission. As a result, actual results may differ substantially from expectations. Photon Dynamics undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

PHOTON DYNAMICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)	December 31,	September 30,
	2007	2007

ASSETS
Current assets:
Cash and cash equivalents	$40,267	$41,170
Short-term investments	30,242	42,640
Accounts receivable, net	13,421	11,934
Inventories	18,112	13,292
Refundable customs obligations	560	560
Other current assets	3,795	3,661
Total current assets	106,397	113,257
Long-term investments	-	1,176
Land, property and equipment, net	10,166	10,583
Other assets	5,672	5,365
Intangible assets, net	10,132	11,023
Goodwill	6,857	6,857
Total assets	$139,224	$148,261

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,128	$4,217
Warranty	2,675	3,217
Employee notes payable	2,781	-
Customs obligations	1,433	4,114
Other current liabilities	7,402	9,874
Deferred gross margin	2,184	3,236
Total current liabilities	26,603	24,658
Long-term employee note payable	2,667	5,381
Other non-current liabilities	10	38
Total non-current liabilities	2,677	5,419
Shareholders’ equity:
Common stock	300,635	300,290
Accumulated deficit	(190,090)	(181,503)
Accumulated other comprehensive income	(600)	(603)
Total shareholders’ equity	109,944	118,184

Total liabilities and shareholders’ equity	$139,224	$148,261

PHOTON DYNAMICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)	Quarter Ended
	12/31/2007	9/30/2007

Revenue	$16,176	$24,474
Cost of revenue	11,725	15,605
Gross margin	4,451	8,869
Operating expenses:
Research and development	5,216	5,404
Selling, general and administrative	7,321	5,879
Loss (gain) on sale of property and equipment	(50)	87
Acquired in-process research and development	-	1,110
Amortization of intangible assets	891	654
Total operating expenses	13,378	13,134
Loss from operations	(8,927)	(4,265)
Interest income and other, net	845	853
Loss before income taxes	(8,082)	(3,412)
Provision for income taxes	141	3
Net loss	$(8,223)	$(3,415)
Net loss per share:
Basic	$(0.46)	$(0.20)
Diluted	$(0.46)	$(0.20)
Weighted average number of shares:
Basic	17,741	17,434
Diluted	17,741	17,434

Non-GAAP Net Income (Loss) Reconciliation For All Non-GAAP Items
(In thousands, except per share data)
	Quarter Ended
	12/31/2007	9/30/2007

GAAP net income (loss)	$(8,223)	$(3,415)
Stock-based employee compensation expense	299	460
Loss (gain) on sale of property and equipment	(50)	87
Acquired in-process research and development	-	1,110
Amortization of intangible assets	891	654
Restatement related expenses	1,432	1,416
Non-GAAP net income	(5,651)	312

Non-GAAP Net Income (Loss) Per Diluted Share Reconciliation For All Non-GAAP Items

GAAP net income (loss) per share - diluted	$(0.46)	$(0.20)
Stock-based employee compensation expense	0.02	0.03
Loss (gain) on sale of property and equipment	(0.00)	0.00
Acquired in-process research and development	-	0.06
Amortization of intangible assets	0.05	0.04
Restatement related expenses	0.08	0.08
Non-GAAP net income (loss) per share - diluted	$(0.31)	$0.02

Shares used in basic shares calculation	17,741	17,434
Shares used in diluted shares calculation	17,741	17,434

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